UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 23, 2011

FEDERAL HOME LOAN BANK OF ATLANTA

(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51845	56-6000442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1475 Peachtree Street, NE

Atlanta, GA 30309

(Address of principal executive offices)

(404) 888-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On September 23, 2011, the board of directors of the Federal Home Loan Bank of Atlanta (Bank) approved and adopted certain amendments to the Bank’s bylaws. Specifically, Articles II, III, IV, V, and VII were amended to:

—	remove the limitation on stockholder vote to solely director elections;

—	expressly state the Bank’s long-standing method of determining quorums for committee meetings;

—	relocate and expand the emergency action provision as a new Article VIII;

—	remove specific reference to Georgia law as it relates to indemnification; and

—	make certain non-substantive technical changes.

The description of the changes of the revised and restated bylaws contained in this report is qualified in its entirety by reference to the amended and restated bylaws, a marked copy (to show changes from the prior version) of which is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

3.2  Bylaws of the Bank, as revised and restated effective September 23, 2011 (marked to show changes).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Atlanta

Date: September 27, 2011	By:	/s/Reginald T. O’Shields
Reginald T. O’Shields
Senior Vice President, General Counsel